Exhibit 10.6

CARS.COM, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1. PURPOSE

The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to acquire equity ownership in the Company and encourage employees to remain in the employ of the Company and its Designated Subsidiaries. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of this Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

ARTICLE 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix I.

ARTICLE 3. ELIGIBILITY REQUIREMENTS

3.1.    Initial Eligibility. Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Article 4 on the first Enrollment Date on or following the later of (a) the date such individual becomes an Employee; or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2.    Limitations on Eligibility. The Committee may (but need not) determine that one or more of the following Employees are not eligible to participate in the Plan:

(a)	Employees who have been employed less than two years or any lesser period established by the Committee;

(b)	Employees whose customary employment is twenty hours or less per week or any lesser number of hours established by the Committee;

(c)	Employees whose customary employment is for not more than five months in any calendar year or any lesser period in any calendar year established by the Committee; and

(d)	Highly compensated employees (within the meaning of Section 414(q) of the Code) or any subgroup of such highly compensated employees.

No Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Eligible Employee, would own directly or indirectly, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

ARTICLE 4. ENROLLMENT

Any Eligible Employee may enroll in the Plan for any Offering Period by completing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company, in accordance with procedures established by the Committee, on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Committee, the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 8.1.

ARTICLE 5. GRANT OF OPTIONS ON ENROLLMENT

5.1.    Option Grant. Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2.    Option Expiration. An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3.    Purchase of Shares. Subject to Section 5.4, an option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price, unless the Committee, in its discretion, limits the number of Shares purchased by a Participant in any Purchase Period.

5.4.    Share Purchase Limits.

(a)	Notwithstanding any other provision of the Plan to the contrary, unless the Committee determines otherwise for a future Offering Period or Purchase Period, no Participant may purchase during a single Offering Period more than 10,000 shares of Common Stock, subject to adjustment as provided in the Plan.

(b)	Notwithstanding any other provision of the Plan to the contrary, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of the $25,000 annual limit as required by Section 423 of the Code, with no Participant purchasing Common Stock with a Fair Market Value in excess of the following applicable limit:

i.	In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under the Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary of the Company);

ii.	In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the preceding year (under the Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary of the Company); or

iii.	In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior to the date of purchase, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in such preceding years (under the Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary of the Company).

For purposes of this Section 5.4(b), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased.

(c)	The Company shall have the authority to take all necessary action, including but not limited to suspending the payroll deductions or contributions of any Participant or returning excess payroll deductions or contributions in order to ensure compliance with this Section 5.4.

ARTICLE 6. PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

ARTICLE 7. PURCHASE OF SHARES

7.1.    Option Exercise. Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3 and subject to the limits set forth in Section 5.4). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2.    Refund of Excess Amount. If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be distributed to the Participant or carried forward in the Account for application to the purchase of Shares on the next following Purchase Date as determined by the Committee in accordance with uniform procedures established by the Committee.

7.3.    Employees of Designated Subsidiaries. In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4.    Pro Rata Allocation. If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Article 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Article 12, the Company shall, in accordance with Article 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5.    Notice of Disposition. If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the date such Shares were transferred to the Participant, and if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or a member of the Employer in writing of such sale, transfer or other disposition within ten days of the consummation of such sale, transfer, or other disposition. To the extent any Shares purchased under the Plan are not sold or otherwise transferred by Participants and former Participants, such Participants and former Participants must maintain at the broker designated by the Committee such untransferred Shares for the greater of (i) two years after the date the option with respect to such Shares was granted and (ii) one year after the date such Shares were transferred to the Participant, unless the Committee determines otherwise.

ARTICLE 8. WITHDRAWAL FROM THE PLAN, TERMINATION OF

EMPLOYMENT, AND LEAVE OF ABSENCE

8.1.    Withdrawal from the Plan. A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at such time in advance of the Purchase Date as the Committee may require. If notice of complete withdrawal from the Plan as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant’s payroll withholding, or other contributions to the Plan, and in accordance with uniform procedures established by the Committee, either all funds then accumulated in the Participant’s Account shall be used to purchase shares on the Purchase Date for such Purchase Period or all funds then accumulated in the Participant’s Account shall not be used to purchase shares but shall instead be distributed to the Participant as soon as administratively feasible. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or Employer during the same Purchase Period and require the Company or Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on a subsequent Enrollment Date, if any, in accordance with procedures prescribed by the Committee.

8.2.    Termination of Participation. Participation in the Plan terminates (a) immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee or (b) immediately following the end of the Purchase Period during which a Participant ceases to be employed by the Company or a member of the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee or (c) at such other time as determined by the Committee, in the Committee’s discretion and in accordance with procedures established by the Committee. Notwithstanding the preceding sentence, such Participant may elect to withdraw from the Plan in accordance with Section 8.1 and the procedures prescribed by the Committee.

8.3.    Leave of Absence. If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

ARTICLE 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,

DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period or Purchase Period (pursuant to Section 5.3 and 5.4 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2.    Adjustments Upon Dissolution, Liquidation, Merger or Asset Sale.    Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sale, lease exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Article 12, in the number, class or price of Shares available for purchase under the Plan and in the number of Shares which an Employee is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity (or its parent) , to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or to take such other action deemed appropriate by the Committee.

ARTICLE 10. DEATH

In the event of a Participant’s death prior to the delivery to him or her of any Shares or cash held by the Company for the account of the Participant under the Plan, and to the extent permitted by local law, the Company shall deliver such Shares or cash to the Participant’s estate, or if such delivery is not practicable in the Committee’s determination in its discretion, then to such member(s) of the family of the Participant as the Committee may determine in its discretion.

ARTICLE 11. ADMINISTRATION

11.1.    Administration by Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company as it deems advisable.

11.2.    Authority of Committee. The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration and operation of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, the requirement of a post-purchase holding period and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable accounting consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Designated Subsidiaries. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3.    Administrative Modification. The Plan provisions relating to the administration of the Plan may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or to achieve any other purpose deemed appropriate by the Committee.

ARTICLE 12. NUMBER OF SHARES

A total of 3,000,000 Shares are reserved for sale and authorized for issuance pursuant to the Plan. The number of reserved Shares (3,000,000) shall not be adjusted under Article 9 in connection with the spin-off of the Company from TEGNA Inc.; however, for events described in Article 9 occurring thereafter it will be subject to adjustment as set forth in Article 9.    If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable. Shares issued under the Plan may be authorized but unissued Shares or treasury Shares.

ARTICLE 13. MISCELLANEOUS

13.1.    Restrictions on Transfer. Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2.    Administrative Assistance. If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee. The Company may require that Shares be retained with a broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.

13.3.    Treatment of Non-U.S. Participants. Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4.    Withholding. The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5.    Equal Rights and Privileges. Except as provided in Section 13.6, all Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan other than Section 13.6 which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan except Section 13.6.

13.6.    Eligible Employees in Other Countries. Without amending the Plan, the Committee may establish procedures to grant options or otherwise provide benefits to Eligible Employees of Designated Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, separate offerings, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Designated Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to Eligible Employees employed in such countries or jurisdictions and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Eligible Employees of any Designated Subsidiary may be treated as a separate offering under Section 423 of the Code or a subplan outside of an “employee stock purchase plan” under Section 423 of the United States Code and not subject to the requirements of Section 423 set forth in the United States Code and this Plan.

13.7.    Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

13.8.    Amendment and Termination. The Board may amend, alter, or terminate the Plan at any time, subject to the following limitations: (1) The Plan may not be amended in a way that will cause rights issued under the Plan intended to qualify under Section 423 of the Code to fail to meet the requirements of Section 423 of the Code. (2) No amendment that would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.8.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.9.    No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.10.    Rights as Stockholder. No Participant shall have any rights as stockholder unless and until Shares of Common Stock have been issued to him or her.

13.11.    Governmental Regulation. The Company’s obligation to sell and deliver Shares of the Company’s common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.12.    Code Section 409A. The Plan is intended to be exempt from the application of Section 409A of the Code, and any ambiguities herein will be interpreted in order to be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action that the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with, Section 409A of the Code. The Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

13.13.    Gender. When used herein, masculine terms shall be deemed to include the feminine.

13.14.    Condition for Participation. As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

APPENDIX I

DEFINITIONS

“Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee composed of certain Company employees as may be designated from time to time by the Compensation Committee of the Board.

“Common Stock” means the Common Stock of the Company.

“Company” means Cars.com, Inc., a Delaware corporation.

“Compensation” means gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employees (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) under a plan qualified under Section 125 of the Code but excluding severance pay, equity compensation or gain from stock option exercises or imputed income arising under any Company group insurance or benefit program.    The Committee, in its discretion, may establish a different definition of Compensation for any subsequent Offering Period.

“Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its discretion.

“Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Article 3.

“Effective Date” means the effective date as determined by the Committee.

“Employee” means any individual who is an employee of the Employer for tax purposes.

“Employer” means the Company or any Designated Subsidiary by which an Employee is employed.

“Enrollment Date” means the first Trading Day of an Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” means, as of any date, the closing trading price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means a date on which an Eligible Employee is granted an option under the Plan pursuant to Article 5.

“Grant Price” means the Fair Market Value of a Share on the Grant Date for such option.

“Offering Period” means each period, if any, designated by the Committee. Each period shall end no later than 27 months from the Grant Date. The Offering Period may (but need not) be the same as the Purchase Period and may consist of one or more Purchase Periods.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article 4.

“Plan” means this Cars.com, Inc. Employee Stock Purchase Plan.

“Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.

“Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.

“Purchase Period” means each period, if any, designated by the Committee. Each period shall end no later than 27 months from the Grant Date.

“Purchase Price” means the price designated by the Committee at which each Share may be purchased under any option. The Purchase Price shall in no event be less than 85% of the lesser of:

(1)	The Grant Price and

(2)	The Purchase Date Price.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary as defined in Section 424(f) of the Code.

“Trading Day” means a day on which the New York Stock Exchange, Nasdaq stock market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

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